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                                                                    EXHIBIT 99.1

                                  FORM OF PROXY

                              AMERILINK CORPORATION
                          1900 E. DUBLIN-GRANVILLE ROAD
                              COLUMBUS, OHIO 43229


SPECIAL MEETING OF SHAREHOLDERS - ____________________, 1999.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints ____________________ and ____________________ or either of them as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, no par value, of AmeriLink ("AmeriLink") held of record by the undersigned on __________, 1999, at the special meeting of shareholders of AmeriLink to be held on __________, 1999, or any adjournment or postponement thereof.

         This proxy when properly executed and returned in a timely manner will be voted at the special meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the special meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                 [Reverse Side]

Please mark [x] votes as in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1:

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 20, 1999, and the transactions contemplated thereby, as described more fully in the accompanying Proxy Statement/Prospectus.

                 FOR              AGAINST                    ABSTAIN
                 [ ]                [ ]                        [ ]

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2.       In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement hereof.

                                                    [ ]    MARK HERE FOR ADDRESS
                                                         CHANGE AND NOTE AT LEFT

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.


Signature:                                   Date:
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Signature:                                   Date:
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